Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 (the “Report”) by LoJack Corporation (the “Company”), Joseph F. Abely, as the Chief Executive Officer, Michael Umana, as the Chief Financial Officer, and Brian D. Boyce, as the Corporate Controller and Chief Accounting Officer, of the Company, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2006

/s/ JOSEPH F. ABELY
Joseph F. Abely
Chairman and Chief Executive Officer

/s/ MICHAEL UMANA
Michael Umana
Senior Vice President and Chief Financial Officer

/s/ BRIAN D. BOYCE
Brian D. Boyce
Corporate Controller and Chief Accounting Officer